UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2007

TRANSMONTAIGNE PARTNERS L.P.

 (Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

TransMontaigne Partners L.P. (“Partners”) entered into a terminaling services agreement with Morgan Stanley Capital Group Inc. (“Morgan Stanley Capital Group”), relating to Partners’ Florida, Mt. Vernon, Missouri and Rogers, Arkansas terminals (collectively, the “Contracted Terminals”).  The terminaling services agreement commences on June 1, 2007 and has a seven-year term expiring on May 31, 2014.  After the initial term, the agreement will automatically renew for subsequent one-year periods, subject to either party’s right to terminate with six months’ notice prior to the end of the initial term or the then-current renewal term.  Under the agreement, Morgan Stanley Capital Group agreed to throughput at the Contracted Terminals a minimum annual throughput volume of refined products that will, at the fee schedule contained in the agreement, result in minimum throughput payments to Partners of approximately $30 million for the contract year ending May 31, 2008; with stipulated annual increases in throughput fees each contract year thereafter.  Morgan Stanley Capital Group’s minimum annual throughput payment is subject to adjustment in the event that Partners should fail to complete construction of and place in service certain capital projects on or before September 30, 2009.  The capital projects include the construction of approximately 1.2 million barrels of additional tank storage capacity and other improvements at the Contracted Terminals.  Upon expiration of the agreement, Morgan Stanley Capital Group will have the right to match any bona fide third party offer made to Partners for similar services at no less than 105% of the value of such third party offer.

Item 8.01  Other Events.

On May 10, 2007, Partners issued a press release regarding the events described in Item 1.01 above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 10, 2007, Partners issued a press release announcing an offering of 4.3 million common units representing limited partner interests, which press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On May 10, 2007, Partners filed a preliminary prospectus supplement dated May 10, 2007, to the prospectus dated May 10, 2007, with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933.  Attached hereto as Exhibits 99.3 and 99.4 is the artwork that will appear on the inside front cover and inside back cover, respectively, of the preliminary prospectus supplement.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated May 10, 2007 regarding Morgan Stanley Capital Group Terminaling Services Agreement
99.2	TransMontaigne Partners L.P. press release dated May 10, 2007 regarding offering of 4.3 million common units
99.3	Artwork to appear on inside front cover of preliminary prospectus supplement, dated May 10, 2007, to prospectus dated May 10, 2007.
99.4	Artwork to appear on inside back cover of preliminary prospectus supplement, dated May 10, 2007, to prospectus dated May 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: May 10, 2007	By:	/s/ Randall J. Larson
Randall J. Larson President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated May 10, 2007 regarding Morgan Stanley Capital Group Terminaling Services Agreement
99.2	TransMontaigne Partners L.P. press release dated May 10, 2007 regarding offering of 4.3 million common units
99.3	Artwork to appear on inside front cover of preliminary prospectus supplement, dated May 10, 2007, to prospectus dated May 10, 2007.
99.4	Artwork to appear on inside back cover of preliminary prospectus supplement, dated May 10, 2007, to prospectus dated May 10, 2007.